UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2010

CALL NOW, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-27160 (Commission File Number)	65-0337175 (IRS Employer Identification No.
1 Retama Parkway
Selma, Texas 78154
(Address of principal executive offices) (Zip Code)
(210) 651-7145
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On August 5, 2010 the Company entered into a Confirmation of Stock Purchase with Christopher J. Hall, the Company’s majority stockholder, Chairman and a director, in recognition of a capital contribution provided to the Company by Mr. Hall on June 15, 2010. Under such confirmation, which was approved by the Board of Directors in accordance with the By-laws, Mr. Hall purchased from the Company the following:
     9,973 shares of CNI common stock for $126,567;
As a result the Company’s outstanding common stock was increased to 2,013,877 shares.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALL NOW INC.
Date: August 6, 2010	By:	/s/ Thomas R Johnson
Thomas R. Johnson, President